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                                                  EXHIBIT 4.4








                        REGISTRATION  RIGHTS  AGREEMENT

                                  by and among

                      THE  PEREGRINE  REAL  ESTATE  TRUST

                                      and

                           THE INVESTORS NAMED HEREIN


                          Dated as of OCTOBER 1, 1994



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                         REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT, dated as of October 1, 1994 ("Agreement"), by and among The Peregrine Real Estate Trust f/k/a Commonwealth Equity Trust, a trust organized under the laws of the State of California ("Peregrine"), Pacific Mutual Life Insurance Company, The Prudential Insurance Company of America, PRUCO Life Insurance Company, Orix USA Corporation, Weyerhaeuser Company Master Retirement Trust, TCW Special Credits Fund IV, TCW Special Credits Plus Fund, TCW Special Credits Trust IV and TCW Special Credits Trust IVA (individually, an "Investor" and collectively, the "Investors")


                                    RECITALS

         (A) Peregrine incurred certain indebtedness to the Investors (or their predecessors in interest) pursuant to the Old Note Agreement.

         (B) On August 2, 1993, Peregrine filed a petition for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of California, Case No. 93-26727-C11.

         (C) Pursuant to the Plan of Reorganization of Peregrine, a portion of the indebtedness of Peregrine to the Investors under the Old Note Agreement is being satisfied in consideration of, among other things, the issuance of Plan Common and Preferred to the Investors and the execution, delivery and performance of this Agreement and that certain Preferred Stock Purchase Agreement dated as of October 1, 1994 by and among Peregrine and each of the Investors (the "Stock Purchase Agreement").

         (D) As provided in the Plan of Reorganization, and as a condition to the consummation of the transactions contemplated by the Stock Purchase Agreement, Peregrine and the Investors have entered into this Agreement to provide certain securities registration rights to the Investors.

                                   AGREEMENTS

         In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Definitions.  As used in this Agreement:

         "Affiliate" shall mean any entity controlling, controlled by or under common control with another entity. For the purposes of this definition, "control" shall have the meaning presently specified for that word in Rule 405 promulgated by the Securities





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and Exchange Commission under the Securities Act.  With respect to any person who is a limited partnership, Affiliate shall also mean any general partner or limited partner of such limited partnership, or any Person which is a general partner in a general or limited partnership which is a general partner of such limited partnership.

         "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended from time to time, or any successor statute.

         "Common" shall mean Peregrine's Common Stock, $.01 par value per share, and any Stock into which such stock may hereafter be changed.

         "Conversion Stock" means Common issued upon conversion of the Preferred.

         "Effective Date" shall mean the effective date of the Plan of Reorganization as provided therein.

         "Holders" shall mean the Persons who shall, from time to time, own of record any Security. The term "Holder" shall mean any one of the Holders.

         "Initial Public Offering" shall mean the initial firm commitment underwritten public offering of Common by means of a Registration Statement filed by Peregrine, which offering does not exclusively relate to the securities under an employee stock option, bonus or other compensation plan, and at a price of not less than $3 per share of Common (such amount to be ratably adjusted to reflect any stock splits, subdivisions or combinations affecting the Common) and yielding net proceeds to Peregrine of not less than $20 million (including proceeds received by Peregrine upon exercise of any over-allotment option by the underwriters).

         "Investors" shall have the meaning set forth in the Recitals hereto.

         "Old Note Agreement" shall mean that certain Amended and Restated Note Agreement dated as of July 17, 1992 among Peregrine and the Investors (or their predecessors in interest).

         "Peregrine" shall have the meaning set forth in the Recitals hereto.

         "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a governmental organization or any agency or political subdivision thereof.

         "Plan Common" shall mean the Common issued to the Investors pursuant to the Plan of Reorganization.



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         "Plan of Reorganization" shall mean the Third Amended Plan of
Reorganization of Peregrine under Chapter 11, Title 11 of the United States Code, dated July 27, 1994 as confirmed by order of United States Bankruptcy Judge Christopher Klein, dated August 8, 1994.

         "Preferred" shall mean Peregrine's Preferred Stock, $.01 par value per share, and any Stock into which such Stock may hereafter be changed other than by the conversion of such Stock.

         "Property" shall mean any kind of interest in any kind of property or assets, whether real, personal or mixed, or tangible or intangible.

         "Prospectus" shall mean any prospectus which is a part of a Registration Statement, together with all amendments or supplements thereto.

         "Public Offering" shall mean the offering of Securities by Peregrine, the holders of such Securities, or both on an underwritten basis pursuant to a Registration Statement.

         "Registrable Stock" shall mean at any time, the shares of the then outstanding Plan Common, the then outstanding Conversion Stock and the Conversion Stock then issuable upon conversion of the then outstanding Preferred owned by any Investor or any subsequent Holder of Registrable Stock having rights hereunder pursuant to Section 10 hereof; provided, however, that Registrable Stock shall not be deemed to include any shares after such shares have been registered under the Securities Act and sold pursuant to such registration or any shares sold, or eligible for sale, without registration under the Securities Act in compliance with Rule 144, or pursuant to any other exemption from registration under the Securities Act to a Person who is free to resell such shares without registration or restriction under the Securities Act.

         "Registration Statement" shall mean any registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act, together with all amendments or supplements thereto.

         "Securities" shall mean any debt or equity securities of Peregrine, whether now or hereafter authorized, and any instrument convertible into or exchangeable for Securities or a Security. The term "Security" shall mean any one of the Securities.

         "Securities Act" shall mean the Securities Act of 1933, as amended prior to or after the date of this Agreement, or any federal statute or statutes which shall be enacted to take the place of such Act, together with all rules and regulations promulgated thereunder.





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         "Securities and Exchange Commission" shall mean the United States
Securities and Exchange Commission or any successor to the functions of such agency.

         "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended prior to or after the date of this Agreement, or any federal statute or statutes which shall be enacted to take the place of such Act, together with all rules and regulations promulgated thereunder.

         "Seller" shall mean each Holder of Securities of Peregrine as to which Securities Peregrine could be required to file a Registration Statement or which Securities could be registered under the Securities Act at the request of such Holder pursuant to any of the provisions of this Agreement.

         "Stock" shall include any and all shares, interests or other equivalents (however designated) of, or participation in, corporate stock.

         "Stock Purchase Agreement" shall have the meaning given such term in the Recitals hereto.

2.       Required Registrations.

         (A) Subject to Section 2(B) below, upon the written request (made not sooner than 180 days after the Effective Date) to register no less than 20% of the shares of Plan Common or Conversion Stock, as the case may be, or, if fewer than 20% of Plan Common or Conversion Stock, as the case may be, remains Registrable Stock as of the date of such demand all such shares of Registrable Stock under the Securities Act made at any time during the five year period commencing on the Effective Date by Holders of not less than 20% of the then existing shares of Plan Common and Holders of not less than 20% of the then existing shares of Conversion Stock Peregrine will use its best efforts to effect the registration of Registrable Stock under the Securities Act and the registration or qualification thereof under all applicable state securities or blue sky laws, but only to the extent provided for in the following provisions of this Agreement. A request pursuant to this Section 2(A) shall state the intended method of disposition of the Registrable Stock sought to be registered. Whenever Peregrine shall, pursuant to this Section 2(A), be requested to effect the registration of any Registrable Stock under the Securities Act, Peregrine shall promptly give written notice of such proposed registration to all Holders of Registrable Stock, stating that such Holders have the right to request that any or all of the Registrable Stock owned by them be included in such registration. Subject to the Marketing Restrictions described in Section 9. below, Peregrine shall include in such registration all Registrable Stock with respect to which Peregrine receives written requests from the Holders thereof for inclusion therein (stating the intended method of disposition of such Stock); and thereupon Peregrine





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will, as expeditiously as possible, use its best efforts to effect the registration, under the Securities Act, of such Registrable Stock which Peregrine has been requested to register for disposition by such Holders in accordance with the intended method of disposition described in the requests of such Holders, all to the extent requisite to permit such sale or other disposition by such Holders of the Conversion Stock so registered.

         (B) The foregoing registration rights of Holders of Registrable Stock shall be deemed satisfied by Peregrine when two Registration Statements respecting the Plan Common and two Registration Statements respecting the Conversion Stock shall have been filed by Peregrine with and made effective by the Securities and Exchange Commission under the Securities Act pursuant to requests made pursuant to Section 2(A) and the offerings pursuant to each such Registration Statement shall have been completed. The Holders of at least a majority of the Registrable Stock included in a Registration Statement filed pursuant to this Section 2 shall have the right to select the investment banker or bankers who shall serve as the manager and/or co-managers for the offering of Securities covered by such Registration Statement if the offering requested is to be an underwritten offering.

         (C) From and after the date, if any, that Peregrine becomes eligible to use Form S-3 to register Common for sale by the Holders thereof under the Securities Act, the Holder or Holders of Registrable Stock in existence at such time having a fair market value of at least $1,000,000 (fair market value per share to be equal to the reported closing bid price of the Common on the date for which such price is reported last preceding the date of the request) shall be entitled to require Peregrine to register Registrable Stock pursuant to the provisions of Section 2(A) hereof for an unlimited number of times, and Peregrine shall comply with each such request in accordance with the terms of Section 2(A) hereof.

3.       Incidental Registration.

         If Peregrine at any time during the ten year period commencing on the Effective Date proposes or is required to register any of its Securities under the Securities Act or any applicable state securities or blue sky laws on a form which permits inclusion of the Registrable Stock, it will each such time give written notice to all Holders of then existing Registrable Stock of its intention so to do. Upon the written request of any such Holder given within 30 days after receipt of any such notice, Peregrine will use its best efforts to cause all Registrable Stock which such Holders shall have requested be registered to be registered under the Securities Act and any applicable state securities or blue sky laws all to the extent requisite to permit the sale or other disposition by such Holders of the Registrable Stock so registered. No registrations of





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Registrable Stock under this Section 3 shall relieve Peregrine of its obligation to effect registrations under Section 2 hereof, or shall constitute a registration request by any Holder of Registrable Stock under Section 2. Peregrine shall have the right to select the investment banker or bankers who shall serve as the manager and/or co-managers for all registrations of offerings of Securities under this Section 3.

4.       Registration Procedures.

         Whenever Peregrine is required by the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Stock under the Securities Act, Peregrine will:

         (A) As expeditiously as possible and in any event not more than 90 days after the end of the period within which requests for registration may be given to the Company, prepare and file with the Securities and Exchange Commission a Registration Statement with respect to such Registrable Stock and use its best efforts to cause such Registration Statement to become and remain effective for a period of not less than nine months, provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, Peregrine will furnish to counsel for the Holders of Registrable Stock included in such Registration Statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

         (B) As expeditiously as possible, prepare and file with the Securities and Exchange Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than nine months and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the Sellers thereof set forth in such Registration Statement;

         (C) furnish to each Seller such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in the Registration Statement (including each preliminary Prospectus), and such other documents, as such Seller may reasonably request in order to facilitate the public sale or other disposition of the Securities owned by such Seller;

         (D) use every reasonable effort to register or qualify all the Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each Seller shall reasonably request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such Seller to consummate the public sale or other disposition in such jurisdiction of the Securities owned by





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such Seller covered by such Registration Statement; provided, however, that
Peregrine shall not be required to (i) qualify to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

         (E) use its best efforts to cause all Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Seller or Sellers thereof to consummate the disposition of such Registrable Securities;

         (F) furnish to each Seller of Registrable Stock a signed counterpart, addressed to such Seller (and the underwriters, if any) of

                 (x) an opinion of counsel for Peregrine, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such Seller covering substantially the same matters with respect to such Registration Statement and the Prospectus included therein as are customarily covered in opinions of issuer's counsel delivered to the underwriters in underwritten public offerings of securities and such other legal matters as such Seller or Sellers may reasonably request, and

                 (y) the cold comfort letter referred to in Section 4(M) hereof;

         (G) notify each Seller at any time when a Prospectus relating to the Securities of such Seller covered by such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and at the request of any such Seller, prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the Securities covered by such Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

         (H) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen





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months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and furnish to each Seller at least five business days prior to the filing thereof a copy of such Registration Statement or any Prospectus and any amendment or supplement to such Registration Statement or Prospectus, and not file any thereof to which any Seller shall have reasonably objected on the grounds that such document does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

         (I) cause all such Securities covered by such Registration Statement to be listed on each securities exchange on which Securities of the same class are then listed;

         (J) provide a transfer agent and registrar for Common not later than the effective date of such Registration Statement;

         (K) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the Holders of at least a majority of the Registrable Stock included in such Registration Statement or underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Securities (including, without limitation, effecting a stock split or a combination of shares);

         (L) make available for inspection by any Seller, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Seller or underwriter, all financial and other records, pertinent corporate documents and properties of Peregrine, and cause Peregrine's officers, directors and employees to supply all information reasonably requested by any such Seller, underwriter, attorney, accountant or agent in connection with such Registration Statement; and

         (M) obtain a cold comfort letter from Peregrine's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders of at least a majority of the Registrable Stock included in such Registration Statement or the managing underwriter of the offering covered by such Registration Statement shall reasonably request.

5.       Expenses.

         To the fullest extent allowable under applicable state securities and blue sky laws, all expenses incurred in effecting the registrations provided for in Sections 2(A), 2(C) and 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Peregrine, fees and disbursements of a single counsel for all of the Sellers, underwriting expenses other than underwriting





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discounts and commissions, expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Subsection (D) of Section 4 hereof, shall be borne and paid by Peregrine.

6.       Preparation; Reasonable Investigation.

         In connection with the preparation and filing of each Registration Statement under the Securities Act pursuant to this Agreement, Peregrine will give the Holders of Registrable Stock registered under such Registration Statement, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the Securities and Exchange Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of Peregrine with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. In addition, if such Registration Statement refers to any Holder including Registrable Stock therein by name or otherwise as the holder of any securities of Peregrine, then such Holder shall have the right to require (x) the insertion therein of language, in form and substance satisfactory to such Holder, to the effect that the holding by such Holder of such securities does not necessarily make such Holder a "controlling person" of Peregrine within the meaning of the Securities Act and is not to be construed as a recommendation by such Holder of the investment quality of Peregrine's debt or equity securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of Peregrine, or (y) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any rules and regulations promulgated thereunder, the deletion of the reference to such Holder.

7.       Indemnification.

         (A) In the event of any registration of any of its Securities under the Securities Act pursuant to this Agreement, Peregrine, to the extent permitted by law, shall indemnify and hold harmless the Seller of such Securities, each underwriter (as defined in the Securities Act), each other Person who participates in the offering of such Securities, and each other Person, if any, who controls (within the meaning of the Securities Act) such Seller, underwriter or participating Person, against any losses, claims, damages or liabilities, joint or several, to which such Seller, underwriter, participating Person or controlling Person may become subject under the Securities Act or any other statute or at common law, in so far as such losses,





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claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such Securities were registered under the Securities Act, any preliminary Prospectus or final Prospectus contained therein, or any summary Prospectus issued in connection with any Securities being registered, or any amendment or supplement thereto, or (2) any alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Seller, or any such underwriter, participating Person or controlling Person for any legal or other expenses reasonably incurred by such Seller, underwriter, participating Person or controlling Person in connection with investigating or defending any such loss, damage, liability or action; provided, however, that Peregrine shall not be liable to any Seller, or any such underwriter, participating Person, or controlling Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary Prospectus, summary Prospectus, Prospectus, or amendment or supplement thereto in reliance upon and in conformity with written information furnished to Peregrine by such Seller, specifically for use therein.

         (B) Each Holder of Registrable Stock, by acceptance thereof, severally and not jointly, indemnifies and holds harmless each other Holder of Registrable Stock, Peregrine, its directors and officers, each underwriter (as defined in the Securities Act), and each other Person, if any, who controls (within the meaning of the Securities Act) Peregrine, any underwriter or any Holder, against any losses, claims, damages, or liabilities, joint or several, to which any such other Holder, Peregrine, any such director or officer, any such underwriter, or any such Person may become subject under the Securities Act or any other statute or at common law, in so far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which Registrable Stock is registered under the Securities Act at the request of such Holder, any preliminary Prospectus or final Prospectus contained therein, or any summary Prospectus issued in connection with any such Securities being registered, or any amendment or supplement thereto, or (2) any alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, in either case to the extent, and only to the extent, that such alleged untrue statement or alleged omission was made in such Registration Statement, preliminary Prospectus, summary Prospectus, Prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Peregrine by such Holder specifically for use therein, and then only to the





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extent that such alleged untrue statements or alleged omissions by such Holder were not based on the authority of an expert as to which such Holder had no reasonable ground to believe, and did not believe, that the statements made on the authority of such expert were untrue or that there was an omission to state a material fact. Notwithstanding the foregoing provisions of this Subsection
(B), no Holder shall be required to pay under such provisions an amount in excess of the proceeds received by such Holder in payment for the Securities sold by such Holder pursuant to the Registration Statement.

         (C) Indemnification similar to that specified in Subsections (A) and (B) of this Section 7 shall be given by Peregrine and each Seller (with such modifications as shall be appropriate) covered by any registration or other qualification of Securities under any federal or state securities law or regulation other than the Securities Act with respect to any such registration or other qualification effected pursuant to this Agreement.

         (D) Any Person which proposes to assert the right to be indemnified under Subsections (A), (B) or (C) of this Section 7 shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such Person in respect of which a claim is to be made against an indemnifying Person under such Subsections (A), (B) or (C), notify each such indemnifying Person of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. The indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action and to employ separate counsel in any such action and to control the defense thereof. The Person claiming indemnification shall have the right to employ separate counsel in any such action and to control the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Person against whom indemnification is sought; provided, however, that notwithstanding the foregoing, in any case when indemnification is sought against Peregrine and (i) the Person seeking indemnification has been advised by counsel that its defenses may be different from those of Peregrine, or (ii) Peregrine has not proceeded in a timely manner to effect such defense, then the reasonable fees and expenses of counsel for such Person shall be paid by Peregrine and the indemnified Person shall have the right to control the defense of such action, suit or proceeding. In no event shall a Person against whom indemnification is sought be obligated to indemnify any Person for any settlement of any claim or action effected without the indemnifying Person's consent.

         (E) The indemnification provided for under this Section 7 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of Securities.





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8.       Participation in Underwritten Registrations.

         No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person's Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
The Holders of Registrable Stock to be sold in an underwritten offering pursuant to this Agreement may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, Peregrine to and for the benefit of the underwriters in or pursuant to the underwriting agreement pertaining to such offering shall also be made to and for the benefit of such Holders of Registrable Stock and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders of Registrable Stock. Any such Holder of Registrable Stock shall not be required to make any representations or warranties to or agreements with Peregrine or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Stock and such Holder's intended method of distribution and any other representation required by law.

9.       Marketing Restrictions.

         (A)     If

                 (1) any Holder of Registrable Stock is entitled and wishes to register any Registrable Stock in a registration made pursuant to Section 2 hereof, and

                 (2) the offering proposed to be made by the Holder or Holders for whom such registration is to be made is to be an underwritten public offering, and

                 (3) Peregrine or one or more Holders of Securities other than Registrable Stock wishes to register Securities in such registration, and

                 (4) the managing underwriters of such public offering furnish a written opinion that the total amount of Securities to be included in such offering would exceed the maximum amount of Securities (as specified in such opinion) which can be marketed at a price reasonably related to the then current market value of such Securities and without otherwise materially and adversely affecting such offering, then the relative rights to participate in such offering of the Holders of Registrable Stock, the Holders of other Securities





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having the right to include such Securities in such registration, and Peregrine shall be in the following order of priority:

                 First: The Holders of Registrable Stock shall be entitled to participate in accordance with the number of shares of Registrable Stock which each such Holder shall request to be registered, such participation to be pro rata in accordance with the number of shares which each such Holder shall request be registered if, pursuant to clause 4 of this Subsection (A), the total amount of Securities to be included in the offering will be less than the number of shares of Registrable Stock that all of such Holders shall request be registered; and then

                 Second:  Peregrine shall be entitled to participate; and then

                 Third: All Holders of other Securities having the right to include such Securities in such registration shall be entitled to participate in accordance with the relative priorities, if any, as shall exist among them;

and no Securities (issued or unissued) other than those registered and included in the underwritten offering shall be offered for sale or other disposition by Peregrine or any Holder of Registrable Stock in a transaction which would require registration under the Securities Act until the expiration of 180 days after the effective date of the Registration Statement filed pursuant to
Section 2 hereof, or such earlier time consented to by the managing underwriters.

         (B)     If

                 (1) any Holder of Registrable Stock entitled to do so requests registration of Registrable Stock under Section 3 hereof, and

                 (2) the offering proposed to be made is to be an underwritten public offering, and

                 (3) the managing underwriters of such public offering furnish a written opinion that the total amount of Securities to be included in such offering would exceed the maximum amount of Securities (as specified in such opinion) which can be marketed at a price reasonably related to the then current market value of such Securities and without materially and adversely affecting such offering, then the relative rights to participate in such offering of the Holders of Registrable Stock, the Holders of other Securities having the right to include such Securities in such registration, and Peregrine shall be in the following order of priority:





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
                 First: If such offering shall have been initiated by Peregrine, and shall equal or exceed the amount necessary to allow Peregrine to cause an optional conversion to occur pursuant to Section
         5.2.5.1. of the Declaration of Trust, and Peregrine makes such an election to effect an Optional Conversion, then Peregrine shall be entitled to include in such Registration Statement all Securities that it shall elect to so include.

                 Second: If such registration shall have been requested by a Person or Persons other than Peregrine, the Person or Persons requesting such registration shall be entitled to participate in accordance with the relative priorities, if any, as shall exist among them; and then

                 Third: The Holders of Registrable Stock and all other Holders of Securities having the right to include such Securities in such registration shall be entitled to participate pro rata among themselves in accordance with the number of shares of Common which each such Holder shall have requested be registered (for the purposes of this clause, Securities convertible into or exchangeable or exercisable for Common to be treated as if they were so converted or exchanged or exercised immediately prior to the filing of the Registration Statement covering such registration); and then

                 Fourth: If such registration shall have been requested by a Person or Persons other than Peregrine, Peregrine shall be entitled to include Securities in such registration; and then

                 Fifth: All other Holders of other Securities having the right to include such Securities in such registration shall be entitled to
         participate with the relative priorities       , if any, as shall
         exist among them;

and no Securities (issued or unissued) other than those registered and included in the underwritten offering shall be offered for sale or other disposition by Peregrine or any Holder of Registrable Stock in a transaction which would require registration under the Securities Act until the expiration of 180 days after the effective date of the Registration Statement in which Registrable Stock was included pursuant to Section 3 hereof, or such earlier time consented to by the managing underwriters.

10.      Market Stand-Off.

         Each Investor (and any subsequent holder of Securities owned by one or more of the Investors) agrees not to make a demand for registration under
Section 2. of this Agreement during the one hundred and eighty (180) day period following the effective date of a registration statement of Peregrine filed under the





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
Securities Act in connection with a Public Offering of Peregrine's Common Stock, if so requested by Peregrine. Peregrine may impose stop-transfer restrictions with respect to such Securities, subject to the foregoing restrictions to the end of such period.

         In addition to the restrictions in the preceding paragraph, from and after such time as the Investors have sold or otherwise disposed of fifty-one percent (51%) of the aggregate shares of Plan Common held by them as of the Effective Date, in the event of an underwritten public offering of shares of Common and/or equity securities convertible into or exchangeable or exercisable for shares of Common by Peregrine (which offering requires registration of such Securities under the Securities Act) in which Peregrine causes the optional conversion of shares of Preferred into shares of Common pursuant to Section
5.2.5.1 of the Company's Declaration of Trust, no Securities (issued or unissued) other than those registered and included in such offering shall be publicly sold or transferred, or offered for public sale or other public disposition by current or prior Holders of Registrable Stock, or by the transferees of any Securities from such Holders.

11.      Assignability of Registration Rights.

         The registration rights set forth in this Agreement shall accrue to each subsequent Holder of Registrable Stock who consents in writing to be bound by the terms and conditions of this Agreement; provided, however, that if a Holder transfers any fewer than 150,000 shares (or all of the shares held by such Holder, whichever is less) to any other Holder, those shares so transferred shall no longer be deemed Registrable Stock and the transferee and the shares so transferred shall be entitled to no registration rights, or other rights under this Agreement.

12.      Grant of Subsequent Registration Rights.

         Peregrine may not grant registration rights to investors in Peregrine other than the Holders of Registrable Stock unless such rights are subordinate to the rights of the Holders of Registrable Stock or the grant of such rights is consented to by the Holders of not less than a majority of the Registrable Stock.

13.      Severability.

         Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.





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
14.      Descriptive Headings.

         The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

15.      Notices.

         All communications provided for hereunder shall be in writing and delivered by hand or by first-class or certified mail, postage prepaid, to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been received on the day of personal delivery or within three business days after such mailing:

         If to any Holders of Registrable Stock, addressed to such Holders at their addresses as shown on the books of Peregrine or its transfer agent;

         If to Peregrine, to:

                 The Peregrine Real Estate Trust
                 1300 Ethan Way
                 Sacramento, California  95825
                 Attention:  Frank A. Morrow

or, as to the Investors or Peregrine, to such other persons or at such other addresses as shall be furnished by any such party by like notice to the other parties.

16.      Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.

17.      Entire Agreement.

         This Agreement constitutes the entire agreement by and among the parties hereto with respect to the subject matter hereof.


18.      Specific Performance.

         The parties hereto recognize and agree that money damages may be insufficient to compensate the Holders of any Registrable Stock for breaches by Peregrine of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

19.      Amendments and Governing Law.

         This Agreement may be amended, modified or supplemented only by a written instrument executed by Peregrine and Holders of not less than a majority of the then existing shares of Registrable





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
Stock. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed in that state.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first written above.

ATTEST:                           THE PEREGRINE REAL ESTATE TRUST f/k/a
                                  COMMONWEALTH EQUITY TRUST


_______________________           Name:  _________________________________
Secretary                                Frank A. Morrow
                                  Title: President, Chief Executive
                                           Officer


                                  PACIFIC MUTUAL LIFE INSURANCE COMPANY


                                  Name:  _________________________________


                                  Title: _________________________________


                                  THE PRUDENTIAL INSURANCE COMPANY OF
                                  AMERICA


                                  Name:  _________________________________
                                         John Mullman

                                  Title: Vice President


                                  PRUCO LIFE INSURANCE COMPANY


                                  Name:  _________________________________
                                         Gary Trabka

                                  Title: Managing Director


                                  ORIX USA CORPORATION


                                  Name:  _________________________________


                                  Title: _________________________________





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
                                  WEYERHAEUSER COMPANY MASTER RETIREMENT TRUST

                                  By:    TCW Special Credits, Its
                                         Investment Manager

                                  By:    TCW Asset Management Co.,

                                  By:    _________________________________
                                         Richard Masson
                                         Managing Director

                                  By:    _________________________________
                                         Name:
                                         Title:

                                  TCW SPECIAL CREDITS FUND IV

                                  By:    TCW Special Credits, Its
                                         General Partner

                                  By:    TCW Asset Management Co.

                                  By:    _________________________________
                                         Richard Masson
                                         Managing Director

                                  By:    _________________________________
                                         Name:
                                         Title:


                                  TCW SPECIAL CREDITS PLUS FUND

                                  By:    TCW Special Credits, Its
                                         General Partner

                                  By:    TCW Asset Management Co.

                                  By:    _________________________________
                                         Richard Masson
                                         Managing Director

                                  By:    _________________________________
                                         Name:
                                         itle:

                                  TCW SPECIAL CREDITS TRUST IV

                                  By:    Trust Company of the West, Trustee

                                  By:    _________________________________
                                         Richard Masson
                                         Managing Director


                                  By:    _________________________________
                                         Name:
                                         Title:


                                  TCW SPECIAL CREDITS TRUST IVA

                                  By:    Trust Company of the West, Trustee

                                  By:    _________________________________
                                         Richard Masson
                                         Managing Director


                                  By:    _________________________________
                                         Name:
                                         Title:






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